Exhibit 99.1

FOR IMMEDIATE RELEASE

Contact:
Brad Shepherd, Director, Investor Relations
(617) 796-8234
Senior Housing Properties Trust Announces Fourth Quarter and Year End 2017 Results

Newton, MA (February 27, 2018):  Senior Housing Properties Trust (Nasdaq: SNH) today announced its financial results for the quarter and year ended December 31, 2017.
“Operating results were stable in 2017, with consolidated annual Cash Basis NOI growth of 1% year over year showcasing our strategic portfolio composition of high quality healthcare real estate,” said David Hegarty, President and Chief Operating Officer.  “2017 was highlighted by our ability to raise cost effective capital and to invest the proceeds on a disciplined and accretive basis, and we continued to successfully execute on this strategy during the first quarter with our $500 million senior notes offering in February 2018. At year end, we announced that we agreed to sell four senior living communities for $368 million and we expect to report a gain of approximately $308 million on this sale.  During the 2017 fourth quarter, we acquired four medical office buildings and two senior living communities for aggregate consideration of $120 million at attractive cap rates and subsequent to year end, we acquired three medical office buildings and two senior living communities for $133 million.”
Results for the Quarter Ended December 31, 2017:
Net income attributable to common shareholders was $65.0 million, or $0.27 per diluted share, for the quarter ended December 31, 2017, compared to $42.9 million, or $0.18 per diluted share, for the quarter ended December 31, 2016. This increase in net income attributable to common shareholders is primarily the result of a $46.1 million gain on sale of properties recognized for the quarter ended December 31, 2017, as well as acquisitions since October 1, 2016, partially offset by an increase in general and administrative expenses as a result of $33.7 million of business management incentive fee expense recognized for the quarter ended December 31, 2017 as a result of SNH's total shareholder return, as defined, exceeding the returns for the SNL U.S. REIT Healthcare index over the applicable three year measurement period ended December 31, 2017. Normalized funds from operations, or Normalized FFO, were $59.2 million and $118.6 million, respectively, or $0.25 and $0.50 per diluted share, respectively, for the quarters ended December 31, 2017 and December 31, 2016.
Reconciliations of net income attributable to common shareholders determined in accordance with U.S. generally accepted accounting principles, or GAAP, to funds from operations, or FFO, and Normalized FFO for the quarters ended December 31, 2017 and 2016 appear later in this press release.
Results for the Year Ended December 31, 2017:
Net income attributable to common shareholders was $147.6 million, or $0.62 per diluted share, for the year ended December 31, 2017, compared to $141.3 million, or $0.60 per diluted share, for the year ended December 31, 2016. This increase in net income attributable to common shareholders is primarily the result of a $46.1 million gain on sale of properties recognized for the year ended December 31, 2017, acquisitions since January 1, 2016 and decreases in depreciation and amortization expense, acquisition and certain other transaction related costs and asset impairment charges, partially offset by increases in general and administrative expenses as a result of $55.7 million of business management incentive fee expense recognized for the year ended December 31, 2017 as a result of SNH's total shareholder return, as defined, exceeding the returns for the SNL U.S. REIT Healthcare index over the applicable three year measurement period ended December 31, 2017. Normalized FFO were $375.3 million and $446.4 million, respectively, or $1.58 and $1.88 per diluted share, respectively, for the years ended December 31, 2017 and December 31, 2016.

Reconciliations of net income attributable to common shareholders determined in accordance with GAAP to FFO and Normalized FFO for the years ended December 31, 2017 and 2016 appear later in this press release.
Portfolio Operating Results:
For the quarter ended December 31, 2017, 45.1% of net operating income, or NOI, came from 235 triple net leased senior living communities with 25,790 living units. As a result of increased capital investments, which increase rents and may disrupt community operations during expansions and renovations, along with other factors, the weighted average rent coverage for triple net leased senior living communities decreased to 1.21x for the 12 month period ended September 30, 2017 compared to 1.28x for the 12 month period ended September 30, 2016(1)(2). Cash basis net operating income, or Cash Basis NOI, from triple net leased senior living communities owned continuously since October 1, 2016, or same property, increased 0.9% for the quarter ended December 31, 2017 compared to the quarter ended December 31, 2016.
For the quarter ended December 31, 2017, 39.0% of NOI came from 125 properties leased to medical providers, medical related businesses, clinics and biotech laboratory tenants, or MOBs, with 12.1 million leasable square feet.  As of December 31, 2017, 95.0% of MOB square feet were leased compared to 96.5% as of December 31, 2016. Same property occupancy at MOBs was 94.9% as of December 31, 2017 compared to 96.4% as of December 31, 2016. Same property Cash Basis NOI from MOBs decreased 1.6% for the quarter ended December 31, 2017 compared to the quarter ended December 31, 2016. As of December 31, 2017, SNH's investments in life science properties constituted approximately half of SNH's total $3.7 billion invested in MOBs.
For the quarter ended December 31, 2017, 13.3% of NOI came from 70 managed senior living communities with 9,043 living units. Occupancy at managed senior living communities was 85.9% for the quarter ended December 31, 2017, compared to 85.2% for the quarter ended December 31, 2016. Same property occupancy at managed senior living communities was 87.4% for the quarter ended December 31, 2017 compared to 86.5% for the quarter ended December 31, 2016. Same property average monthly rates at managed senior living communities increased by 0.9% to $4,262 for the quarter ended December 31, 2017 compared to the quarter ended December 31, 2016. Same property Cash Basis NOI from managed senior living communities decreased 3.4% for the quarter ended December 31, 2017 compared to the quarter ended December 31, 2016.
SNH's 10 wellness centers remained 100% leased as of December 31, 2017 and December 31, 2016 and provided SNH with Cash Basis NOI of $4.4 million in each of the three months ended December 31, 2017 and December 31, 2016.
Consolidated same property Cash Basis NOI decreased 0.7% for the quarter ended December 31, 2017 compared to the quarter ended December 31, 2016.
Reconciliations of net income determined in accordance with GAAP to same property Cash Basis NOI by operating segment for the quarters ended December 31, 2017 and 2016 appear later in this press release.
Financing Activities:
In December 2017, SNH prepaid approximately $8.4 million of secured debt encumbering one MOB with an annual interest rate of 6.73% and a maturity date in April 2018.
In January 2018, SNH prepaid approximately $4.3 million of secured debt encumbering one senior living community with an annual interest rate of 4.375% and a maturity date in September 2043.
In February 2018, SNH issued $500.0 million of 4.75% senior unsecured notes due 2028. SNH used the net proceeds of this offering to reduce the outstanding balance under its revolving credit facility.
Investment Activities:
In October 2017, SNH acquired two MOBs (two buildings) located in Minnesota and North Carolina with a total of approximately 255,000 square feet for an aggregate purchase price of approximately $38.5 million, excluding closing costs.
In November 2017, SNH acquired one MOB (one building) located in California with approximately 63,000 square feet for approximately $26.5 million, excluding closing costs.
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(1)SNH reports rent coverage one quarter in arrears because operating results from tenants are usually provided to SNH three months after the end of a fiscal quarter. Operating data from triple net leased senior living communities are provided by tenants and SNH has not independently verified this information.
(2) Excludes data for periods prior to SNH's ownership of certain properties, as well as properties sold or classified as held for sale during the periods presented.

In November 2017, SNH agreed to acquire six senior living communities from Five Star Senior Living Inc. (Nasdaq: FVE), or Five Star, for an aggregate purchase price of approximately $104.0 million, including SNH’s assumption of approximately $33.7 million of mortgage debt secured by certain of these senior living communities and excluding closing costs. In December 2017, SNH acquired two of these communities for an aggregate purchase price of approximately $39.2 million, excluding closing costs. In January 2018, SNH acquired one of these communities for approximately $19.7 million, excluding closing costs. In February 2018, SNH acquired one of these communities for approximately $22.2 million, including the assumption of approximately $16.8 million of mortgage debt and excluding closing costs. In connection with these acquisitions, SNH entered management and pooling agreements with Five Star for Five Star to manage these senior living communities for SNH, and SNH expects to enter additional management and pooling agreements with Five Star concurrent with the acquisition of the remaining two communities. The closings of the acquisitions of the remaining two communities for an aggregate purchase price of approximately $23.3 million, including SNH's assumption of approximately $16.8 million of mortgage debt, are expected to occur as third party approvals are received by the end of the first quarter of 2018.
In December 2017, SNH acquired one MOB (one building) located in Virginia with approximately 136,000 square feet for approximately $15.6 million, excluding closing costs.
In January 2018, SNH acquired three MOBs (three buildings) located in Kansas, Missouri and California with a total of approximately 400,000 square feet for an aggregate purchase price of approximately $91.2 million, excluding closing costs.
In November 2017, SNH entered an agreement to acquire one MOB (one building) located in Virginia with approximately 135,000 square feet for approximately $22.8 million, including the assumption of approximately $11.2 million of mortgage debt and excluding closing costs. This acquisition is expected to close by the end of the first quarter of 2018.
During the quarter ended December 31, 2017, SNH invested approximately $10.7 million in improvements at its owned senior living communities that has generated or will generate additional rent under the terms of its existing senior living communities’ leases. SNH regularly makes additional investments at its MOBs and its managed senior living communities that it expects may maintain or enhance the competitive positions of those properties and may increase its operating revenue from those properties.
Disposition Activities:
In December 2017, SNH agreed to sell four senior living communities with a total of 1,619 living units that were leased to Sunrise Senior Living, LLC, or Sunrise, for an aggregate sales price of $368.0 million, excluding closing costs. The sale of one of these communities was completed in December 2017 for a sales price of $55.0 million, excluding closing costs, resulting in a gain of approximately $45.9 million. SNH expects the closings of the sales of the remaining three senior living communities, for an aggregate sales price of $313.0 million, to occur by the end of the first quarter of 2018. These four communities produced rental income to SNH during 2017 of approximately $14.8 million. SNH expects to realize a total of approximately $308.0 million from the sale of these four Sunrise leased communities.
At December 31, 2017, four senior living communities, including the three communities leased to Sunrise that are discussed above and one additional community leased to Five Star, were classified as held for sale.
Conference Call:
On Tuesday, February 27, 2018, at 10:00 a.m. Eastern Time, President and Chief Operating Officer, David Hegarty, Chief Financial Officer and Treasurer, Richard Siedel, and Senior Vice President of The RMR Group LLC, Jennifer Francis, will host a conference call to discuss SNH's fourth quarter 2017 financial results. The conference call telephone number is (877) 329-4297. Participants calling from outside the United States and Canada should dial (412) 317-5435. No pass code is necessary to access the call from either number. Participants should dial in about 15 minutes prior to the scheduled start of the call. A replay of the conference call will be available through 11:59 p.m. Eastern Time on Tuesday, March 6, 2018. To hear the replay, dial (412) 317-0088. The replay pass code is 10115724.
A live audio webcast of the conference call will also be available in a listen only mode on the company’s website, which is located at www.snhreit.com. Participants wanting to access the webcast should visit the company’s website about five minutes before the call. The archived webcast will be available for replay on the company’s website following the call for about one week. The transcription, recording and retransmission in any way of SNH’s fourth quarter conference call are strictly prohibited without the prior written consent of SNH.
Supplemental Data:
A copy of SNH’s Fourth Quarter 2017 Supplemental Operating and Financial Data is available for download at SNH’s website, www.snhreit.com. SNH’s website is not incorporated as part of this press release.

SNH is a real estate investment trust, or REIT, which owns senior living communities, medical office and life science properties and wellness centers throughout the United States. SNH is managed by the operating subsidiary of The RMR Group Inc. (Nasdaq: RMR), or RMR Inc., an alternative asset management company that is headquartered in Newton, MA.
Please see the pages attached hereto for a more detailed statement of SNH’s operating results and financial condition, and for an explanation of SNH’s calculations of FFO, Normalized FFO, NOI and Cash Basis NOI and reconciliations of net income attributable to common shareholders and net income, respectively, determined in accordance with GAAP to these amounts.

WARNING CONCERNING FORWARD LOOKING STATEMENTS
THIS PRESS RELEASE CONTAINS STATEMENTS THAT CONSTITUTE FORWARD LOOKING STATEMENTS WITHIN THE MEANING OF THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995 AND OTHER SECURITIES LAWS.  ALSO, WHENEVER SNH USES WORDS SUCH AS “BELIEVE”, “EXPECT”, “ANTICIPATE”, “INTEND”, “PLAN”, “ESTIMATE”, "WILL", “MAY” AND NEGATIVES OR DERIVATIVES OF THESE OR SIMILAR EXPRESSIONS, SNH IS MAKING FORWARD LOOKING STATEMENTS.  THESE FORWARD LOOKING STATEMENTS ARE BASED UPON SNH’S PRESENT INTENT, BELIEFS OR EXPECTATIONS, BUT FORWARD LOOKING STATEMENTS ARE NOT GUARANTEED TO OCCUR AND MAY NOT OCCUR. ACTUAL RESULTS MAY DIFFER MATERIALLY FROM THOSE CONTAINED IN OR IMPLIED BY SNH’S FORWARD LOOKING STATEMENTS AS A RESULT OF VARIOUS FACTORS. FOR EXAMPLE:

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MR. HEGARTY NOTES SNH’S STRATEGY TO RAISE COST EFFECTIVE CAPITAL AND TO INVEST THE PROCEEDS ON A DISCIPLINED AND ACCRETIVE BASIS AND REFERENCES RECENT EXAMPLES OF SNH EXECUTING ON THIS STRATEGY. HOWEVER, SNH MAY FAIL TO SUSTAIN THIS STRATEGY IN THE FUTURE AND IT MAY INCUR COSTS AND REALIZE LOSSES AS A RESULT OF SUCH FAILURE.

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THIS PRESS RELEASE INCLUDES A STATEMENT THAT SNH EXPECTS THE ADDITIONAL INVESTMENTS IT REGULARLY MAKES AT ITS OWNED MOBS AND ITS OWNED AND MANAGED SENIOR LIVING COMMUNITIES MAY MAINTAIN OR ENHANCE THE COMPETITIVE POSITION OF THOSE PROPERTIES AND MAY INCREASE ITS OPERATING REVENUE FROM THOSE PROPERTIES. HOWEVER, THERE CAN BE NO ASSURANCE THAT THE FUTURE COMPETITIVE POSITION OF, OR THE OPERATING REVENUE FROM, THOSE PROPERTIES WILL INCREASE OR REMAIN AT CURRENT LEVELS. IN FACT, THE COMPETITIVE POSITION OF, AND SNH’S REVENUES FROM, THOSE PROPERTIES MAY DECLINE.

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SNH HAS AGREED TO ACQUIRE TWO SENIOR LIVING COMMUNITIES AND ONE MOB FOR APPROXIMATELY $46.1 MILLION, INCLUDING SNH’S ASSUMPTION OF APPROXIMATELY $28.1 MILLION OF MORTGAGE DEBT AND EXCLUDING CLOSING COSTS, AND SNH EXPECTS TO ENTER MANAGEMENT AND POOLING AGREEMENTS WITH FIVE STAR FOR FIVE STAR TO MANAGE THE TWO SENIOR LIVING COMMUNITIES SNH EXPECTS TO ACQUIRE. THESE ACQUISITIONS ARE SUBJECT TO CONDITIONS. THESE CONDITIONS MAY NOT BE MET AND THESE ACQUISITIONS AND ANY RELATED MANAGEMENT AND POOLING AGREEMENTS MAY NOT OCCUR, MAY BE DELAYED BEYOND THE FIRST QUARTER OF 2018 OR THEIR TERMS MAY CHANGE.

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SNH HAS AGREED TO SELL THREE SENIOR LIVING COMMUNITIES CURRENTLY LEASED TO SUNRISE FOR $313.0 MILLION, EXCLUDING CLOSING COSTS. THESE SALES ARE SUBJECT TO CONDITIONS. THESE CONDITIONS MAY NOT BE MET AND THESE SALES MAY NOT OCCUR, MAY BE DELAYED BEYOND THE FIRST QUARTER OF 2018 OR THEIR TERMS MAY CHANGE, AND SNH MAY NOT REALIZE THE EXPECTED GAINS ON THESE SALES.

THE INFORMATION CONTAINED IN SNH’S FILINGS WITH THE SECURITIES AND EXCHANGE COMMISSION, OR SEC, INCLUDING UNDER “RISK FACTORS” IN SNH’S PERIODIC REPORTS, OR INCORPORATED THEREIN, IDENTIFIES OTHER IMPORTANT FACTORS THAT COULD CAUSE SNH’S ACTUAL RESULTS TO DIFFER MATERIALLY FROM THOSE STATED IN OR IMPLIED BY SNH’S FORWARD LOOKING STATEMENTS. SNH’S FILINGS WITH THE SEC ARE AVAILABLE ON THE SEC’S WEBSITE AT WWW.SEC.GOV.
YOU SHOULD NOT PLACE UNDUE RELIANCE UPON FORWARD LOOKING STATEMENTS.
EXCEPT AS REQUIRED BY LAW, SNH DOES NOT INTEND TO UPDATE OR CHANGE ANY FORWARD LOOKING STATEMENTS AS A RESULT OF NEW INFORMATION, FUTURE EVENTS OR OTHERWISE.

SENIOR HOUSING PROPERTIES TRUST
CONSOLIDATED STATEMENTS OF INCOME
(amounts in thousands, except per share data)
(unaudited)

	Three Months Ended		Year Ended
	December 31,		December 31,
	2017	2016	2017	2016
Revenues:
Rental income	$179,585	$175,277	$681,022	$666,200
Residents fees and services	98,981	99,019	393,797	391,822
Total revenues	278,566	274,296	1,074,819	1,058,022

Expenses:
Property operating expenses	104,865	101,021	413,430	399,790
Depreciation and amortization	67,398	72,893	276,861	287,831
General and administrative	45,813	11,619	103,702	46,559
Acquisition and certain other transaction related costs	255	642	547	2,085
Impairment of assets	—	1,744	5,082	18,674
Total expenses	218,331	187,919	799,622	754,939

Operating income	60,235	86,377	275,197	303,083

Dividend income	659	659	2,637	2,108
Interest and other income	83	99	406	430
Interest expense	(40,625)	(43,737)	(165,019)	(167,574)
Loss on early extinguishment of debt	—	(437)	(7,627)	(526)
Income from continuing operations before income tax expense and equity in earnings of an investee	20,352	42,961	105,594	137,521
Income tax expense	(154)	(106)	(454)	(424)
Equity in earnings of an investee	75	30	608	137
Income before gain on sale of properties	20,273	42,885	105,748	137,234
Gain on sale of properties	46,055	—	46,055	4,061
Net income	66,328	42,885	151,803	141,295
Net income attributable to noncontrolling interest	(1,328)	—	(4,193)	—
Net income attributable to common shareholders	$65,000	$42,885	$147,610	$141,295

Weighted average common shares outstanding (basic)	237,467	237,391	237,420	237,345
Weighted average common shares outstanding (diluted)	237,475	237,393	237,452	237,382

Per common share data (basic and diluted):
Net income attributable to common shareholders	$0.27	$0.18	$0.62	$0.60

SENIOR HOUSING PROPERTIES TRUST
CONSOLIDATED STATEMENTS OF FFO AND NORMALIZED FFO
(amounts in thousands, except per share data)
(unaudited)
Calculation of FFO and Normalized FFO (1):

	Three Months Ended December 31,		Year Ended December 31,
	2017	2016	2017	2016
Net income attributable to common shareholders	$65,000	$42,885	$147,610	$141,295
Depreciation and amortization expense	67,398	72,893	276,861	287,831
Noncontrolling interest's share of net FFO adjustments	(5,304)	—	(16,370)	—
Gain on sale of properties	(46,055)	—	(46,055)	(4,061)
Impairment of assets	—	1,744	5,082	18,674
FFO	81,039	117,522	367,128	443,739

Estimated business management incentive fees (2)	(22,048)	—	—	—
Acquisition and certain other transaction related costs	255	642	547	2,085
Loss on early extinguishment of debt	—	437	7,627	526
Normalized FFO	$59,246	$118,601	$375,302	$446,350

Weighted average common shares outstanding (basic)	237,467	237,391	237,420	237,345
Weighted average common shares outstanding (diluted)	237,475	237,393	237,452	237,382

Per common share data (basic and diluted):
Net income attributable to common shareholders	$0.27	$0.18	$0.62	$0.60
FFO	$0.34	$0.50	$1.55	$1.87
Normalized FFO	$0.25	$0.50	$1.58	$1.88
Distributions declared	$0.39	$0.39	$1.56	$1.56
(1)         SNH calculates FFO and Normalized FFO as shown above.  FFO is calculated on the basis defined by The National Association of Real Estate Investment Trusts, or Nareit, which is net income attributable to common shareholders, calculated in accordance with GAAP, excluding any gain or loss on sale of properties and loss on impairment of real estate assets, if any, plus real estate depreciation and amortization and the difference between net income attributable to common shareholders and FFO attributable to noncontrolling interest, as well as certain other adjustments currently not applicable to SNH.  SNH’s calculation of Normalized FFO differs from Nareit’s definition of FFO because SNH includes business management incentive fees, if any, only in the fourth quarter versus the quarter when they are recognized as expense in accordance with GAAP due to their quarterly volatility not necessarily being indicative of SNH’s core operating performance and the uncertainty as to whether any such business management incentive fees will be payable when all contingencies for determining such fees are known at the end of the calendar year, and SNH excludes acquisition and certain other transaction related costs expensed under GAAP such as legal and professional fees associated with SNH's acquisition and disposition activities, gains and losses on early extinguishment of debt, if any, and Normalized FFO from noncontrolling interest, net of FFO attributable to noncontrolling interest, if any. SNH considers FFO and Normalized FFO to be appropriate supplemental measures of operating performance for a REIT, along with net income, net income attributable to common shareholders and operating income. SNH believes that FFO and Normalized FFO provide useful information to investors, because by excluding the effects of certain historical amounts, such as depreciation and amortization expense, FFO and Normalized FFO may facilitate a comparison of SNH's operating performance between periods and with other REITs.  FFO and Normalized FFO are among the factors considered by SNH’s Board of Trustees when determining the amount of distributions to its shareholders. Other factors include, but are not limited to, requirements to maintain SNH’s qualification for taxation as a REIT, limitations in SNH’s revolving credit facility and term loan agreements and SNH’s public debt covenants, the availability to SNH of debt and equity capital, SNH’s expectation of its future capital requirements and operating performance and SNH’s expected needs for and availability of cash to pay its obligations.  FFO and Normalized FFO do not represent cash generated by operating activities in accordance with GAAP and should not be considered alternatives to net income, net income attributable to common shareholders or operating income as indicators of SNH’s operating performance or as measures of SNH’s liquidity. These measures should be considered in conjunction with net income, net income attributable to common shareholders and operating income as presented in SNH’s consolidated statements of income. Other real estate companies and REITs may calculate FFO and Normalized FFO differently than SNH does.
(2)        Incentive fees under SNH’s business management agreement are payable after the end of each calendar year, are calculated based on common share total return, as defined, and are included in general and administrative expense in SNH’s consolidated statements of income. In calculating net income attributable to common shareholders in accordance with GAAP, SNH recognizes estimated business management incentive fee expense, if any, in the first, second and third quarters. Although SNH recognizes this expense, if any, in the first, second and third quarters for purposes of calculating net income attributable to common shareholders, SNH does not include these amounts in the calculation of Normalized FFO until the fourth quarter, when the amount of the business management incentive fee expense for the calendar year, if any, is determined. Excluding business management incentive fee expense of $55,740 included in Normalized FFO for the three months ended December 31, 2017, Normalized FFO per share for this period would have been $0.48.

SENIOR HOUSING PROPERTIES TRUST
CALCULATION AND RECONCILIATION OF NET OPERATING INCOME (NOI) AND CASH BASIS NOI
(amounts in thousands)
(unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2017	2016	2017	2016
Calculation of NOI and Cash Basis NOI(1):
Revenues:
Rental income	$179,585	$175,277	$681,022	$666,200
Residents fees and services	98,981	99,019	393,797	391,822
Total revenues	278,566	274,296	1,074,819	1,058,022
Property operating expenses	(104,865)	(101,021)	(413,430)	(399,790)
Property net operating income (NOI):	173,701	173,275	661,389	658,232
Non-cash straight line rent adjustments	(3,473)	(4,006)	(13,958)	(17,604)
Lease value amortization	(1,386)	(1,147)	(5,349)	(4,941)
Non-cash amortization included in property operating expenses(2)	(200)	(199)	(798)	(798)
Cash Basis NOI	$168,642	$167,923	$641,284	$634,889

Reconciliation of Net Income to Cash Basis NOI:
Net income	$66,328	$42,885	$151,803	$141,295
Gain on sale of properties	(46,055)	—	(46,055)	(4,061)
Income before gain on sale of properties	20,273	42,885	105,748	137,234

Equity in earnings of an investee	(75)	(30)	(608)	(137)
Income tax expense	154	106	454	424
Loss on early extinguishment of debt	—	437	7,627	526
Interest expense	40,625	43,737	165,019	167,574
Interest and other income	(83)	(99)	(406)	(430)
Dividend income	(659)	(659)	(2,637)	(2,108)
Operating income	60,235	86,377	275,197	303,083

Impairment of assets	—	1,744	5,082	18,674
Acquisition and certain other transaction related costs	255	642	547	2,085
General and administrative expense	45,813	11,619	103,702	46,559
Depreciation and amortization expense	67,398	72,893	276,861	287,831
Property NOI	173,701	173,275	661,389	658,232

Non-cash amortization included in property operating expenses(2)	(200)	(199)	(798)	(798)
Lease value amortization	(1,386)	(1,147)	(5,349)	(4,941)
Non-cash straight line rent adjustments	(3,473)	(4,006)	(13,958)	(17,604)
Cash Basis NOI	$168,642	$167,923	$641,284	$634,889
(1)        The calculations of NOI and Cash Basis NOI exclude certain components of net income in order to provide results that are more closely related to SNH’s property level results of operations. SNH calculates NOI and Cash Basis NOI as shown above.  SNH defines NOI as income from its real estate less its property operating expenses. NOI excludes amortization of capitalized tenant improvement costs and leasing commissions that SNH records as depreciation and amortization.  SNH defines Cash Basis NOI as NOI excluding non-cash straight line rent adjustments, lease value amortization, lease termination fee amortization, if any, and non-cash amortization included in property operating expenses. SNH considers NOI and Cash Basis NOI to be appropriate supplemental measures to net income because they may help both investors and management to understand the operations of SNH’s properties. SNH uses NOI and Cash Basis NOI to evaluate individual and company wide property level performance, and it believes that NOI and Cash Basis NOI provide useful information to investors regarding its results of operations because these measures reflect only those income and expense items that are generated and incurred at the property level and may facilitate comparisons of its operating performance between periods and with other REITs. NOI and Cash Basis NOI do not represent cash generated by operating activities in accordance with GAAP and should not be considered alternatives to net income, net income attributable to common shareholders or operating income as indicators of SNH’s operating performance or as measures of SNH’s liquidity.  These measures should be considered in conjunction with net income, net income attributable to common shareholders and operating income as presented in SNH’s consolidated statements of income. Other real estate companies and REITs may calculate NOI and Cash Basis NOI differently than SNH does.
(2)        SNH recorded a liability for the amount by which the estimated fair value for accounting purposes exceeded the price SNH paid for its investment in RMR Inc. common stock in June 2015. A portion of this liability is being amortized on a straight line basis through December 31, 2035 as a reduction to property management fee expense, which is included in property operating expenses.

SENIOR HOUSING PROPERTIES TRUST
Calculation and Reconciliation of NOI, Cash Basis NOI, Same Property NOI and Same Property Cash Basis NOI by Segment (1)
(dollars in thousands)
(unaudited)

	For the Three Months Ended December 31, 2017					For the Three Months Ended December 31, 2016
Calculation of NOI and Cash Basis NOI:	Triple Net Leased Senior Living Communities	Managed Senior Living Communities	MOBs	Non-Segment (2)	Total	Triple Net Leased Senior Living Communities	Managed Senior Living Communities	MOBs	Non-Segment (2)	Total
Rental income / residents fees and services	$78,301	$98,981	$96,714	$4,570	$278,566	$77,428	$99,019	$93,270	$4,579	$274,296
Property operating expenses	—	(75,915)	(28,950)	—	(104,865)	—	(74,613)	(26,408)	—	(101,021)
Property net operating income (NOI)	$78,301	$23,066	$67,764	$4,570	$173,701	$77,428	$24,406	$66,862	$4,579	$173,275
NOI change	1.1%	(5.5)%	1.3%	(0.2)%	0.2%

Property NOI	$78,301	$23,066	$67,764	$4,570	$173,701	$77,428	$24,406	$66,862	$4,579	$173,275
Less:
Non-cash straight line rent adjustments	759	—	2,577	137	3,473	948	—	2,921	137	4,006
Lease value amortization	—	—	1,331	55	1,386	—	—	1,092	55	1,147
Non-cash amortization included in property operating expenses (3)	—	—	200	—	200	—	—	199	—	199
Cash Basis NOI	$77,542	$23,066	$63,656	$4,378	$168,642	$76,480	$24,406	$62,650	$4,387	$167,923
Cash Basis NOI change	1.4%	(5.5)%	1.6%	(0.2)%	0.4%

Reconciliation of NOI to Same Property NOI:
Property NOI	$78,301	$23,066	$67,764	$4,570	$173,701	$77,428	$24,406	$66,862	$4,579	$173,275
Less:
NOI not included in same property	1,595	932	2,401	—	4,928	1,233	1,489	283	—	3,005

Same property NOI (4)	$76,706	$22,134	$65,363	$4,570	$168,773	$76,195	$22,917	$66,579	$4,579	$170,270
Same property NOI change	0.7%	(3.4)%	(1.8)%	(0.2)%	(0.9)%

Reconciliation of Same Property NOI to Same Property Cash Basis NOI:
Same property NOI (4)	$76,706	$22,134	$65,363	$4,570	$168,773	$76,195	$22,917	$66,579	$4,579	$170,270
Less:
Non-cash straight line rent adjustments	759	—	2,400	137	3,296	948	—	2,873	137	3,958
Lease value amortization	—	—	1,333	55	1,388	—	—	1,092	55	1,147
Non-cash amortization included in property operating expenses (3)	—	—	200	—	200	—	—	199	—	199
Same property cash basis NOI (4)	$75,947	$22,134	$61,430	$4,378	$163,889	$75,247	$22,917	$62,415	$4,387	$164,966
Same property cash basis NOI change	0.9%	(3.4)%	(1.6)%	(0.2)%	(0.7)%

(1)
See above for the calculation of NOI and a reconciliation of net income determined in accordance with GAAP to that amount. For a definition of NOI and Cash Basis NOI, a description of why management believes they are appropriate supplemental measures and a description of how management uses these measures, please see footnote 1 to the table included on page 8.

(2)	Includes the operating results of certain properties that offer wellness, fitness and spa services to members.

(3)
SNH recorded a liability for the amount by which the estimated fair value for accounting purposes exceeded the price SNH paid for its investment in RMR Inc. common stock in June 2015. A portion of this liability is being amortized on a straight line basis through December 31, 2035 as a reduction to property management fee expense, which is included in property operating expenses.

(4)
Consists of properties owned continuously and properties owned and managed continuously by the same operator since October 1, 2016 and includes SNH's MOB (two buildings) that is owned in a joint venture arrangement and excludes properties classified as held for sale, if any.

SENIOR HOUSING PROPERTIES TRUST
Calculation and Reconciliation of NOI, Cash Basis NOI, Same Property NOI and Same Property Cash Basis NOI by Segment (1)
(dollars in thousands)
(unaudited)

	For the Year Ended December 31, 2017					For the Year Ended December 31, 2016
Calculation of NOI and Cash Basis NOI:	Triple Net Leased Senior Living Communities	Managed Senior Living Communities	MOB	Non-Segment (2)	Total	Triple Net Leased Senior Living Communities	Managed Senior Living Communities	MOBs	Non-Segment (2)	Total
Rental income / residents fees and services	$280,641	$393,797	$382,127	$18,254	$1,074,819	$275,697	$391,822	$372,233	$18,270	$1,058,022
Property operating expenses	—	(300,500)	(112,930)	—	(413,430)	(833)	(293,195)	(105,762)	—	(399,790)
Property net operating income (NOI)	$280,641	$93,297	$269,197	$18,254	$661,389	$274,864	$98,627	$266,471	$18,270	$658,232
NOI change	2.1%	(5.4)%	1.0%	(0.1)%	0.5%

Property NOI	$280,641	$93,297	$269,197	$18,254	$661,389	$274,864	$98,627	$266,471	$18,270	$658,232
Less:
Non-cash straight line rent adjustments	3,063	—	10,346	549	13,958	4,133	—	12,922	549	17,604
Lease value amortization	—	—	5,128	221	5,349	—	—	4,720	221	4,941
Non-cash amortization included in property operating expenses (3)	—	—	798	—	798	—	—	798	—	798
Cash Basis NOI	$277,578	$93,297	$252,925	$17,484	$641,284	$270,731	$98,627	$248,031	$17,500	$634,889
Cash Basis NOI change	2.5%	(5.4)%	2.0%	(0.1)%	1.0%

Reconciliation of NOI to Same Property NOI:
Property NOI	$280,641	$93,297	$269,197	$18,254	$661,389	$274,864	$98,627	$266,471	$18,270	$658,232
Less:
NOI not included in same property	12,739	4,376	13,907	—	31,022	9,643	5,405	8,215	—	23,263

Same property NOI (4)	$267,902	$88,921	$255,290	$18,254	$630,367	$265,221	$93,222	$258,256	$18,270	$634,969
Same property NOI change	1.0%	(4.6)%	(1.1)%	(0.1)%	(0.7)%

Reconciliation of Same Property NOI to Same Property Cash Basis NOI:
Same property NOI (4)	$267,902	$88,921	$255,290	$18,254	$630,367	$265,221	$93,222	$258,256	$18,270	$634,969
Less:
Non-cash straight line rent adjustments	3,063	—	8,966	549	12,578	4,172	—	12,241	549	16,962
Lease value amortization	—	—	4,984	221	5,205	—	—	4,421	221	4,642
Non-cash amortization included in property operating expenses (3)	—	—	798	—	798	—	—	791	—	791
Same property cash basis NOI (4)	$264,839	$88,921	$240,542	$17,484	$611,786	$261,049	$93,222	$240,803	$17,500	$612,574
Same property cash basis NOI change	1.5%	(4.6)%	(0.1)%	(0.1)%	(0.1)%

(1)
See above for the calculation of NOI and a reconciliation of net income determined in accordance with GAAP to that amount. For a definition of NOI and Cash Basis NOI, a description of why management believes they are appropriate supplemental measures and a description of how management uses these measures, please see footnote 1 to the table included on page 8.

(2)	Includes the operating results of certain properties that offer wellness, fitness and spa services to members.

(3)
SNH recorded a liability for the amount by which the estimated fair value for accounting purposes exceeded the price SNH paid for its investment in RMR Inc. common stock in June 2015. A portion of this liability is being amortized on a straight line basis through December 31, 2035 as a reduction to property management fee expense, which is included in property operating expenses.

(4)
Consists of properties owned continuously and properties owned and managed continuously by the same operator since January 1, 2016 and includes SNH's MOB (two buildings) that is owned in a joint venture arrangement and excludes properties classified as held for sale, if any.

SENIOR HOUSING PROPERTIES TRUST
CONDENSED CONSOLIDATED BALANCE SHEETS
(amounts in thousands)
(unaudited)

	December 31, 2017	December 31, 2016
ASSETS
Real estate properties	$7,824,763	$7,617,547
Accumulated depreciation	(1,454,477)	(1,270,716)
	6,370,286	6,346,831

Cash and cash equivalents	31,238	31,749
Restricted cash	16,083	3,829
Acquired real estate leases and other intangible assets, net	472,265	514,446
Other assets, net	404,147	330,899
Total assets	$7,294,019	$7,227,754

LIABILITIES AND EQUITY
Unsecured revolving credit facility	$596,000	$327,000
Unsecured term loans, net	547,460	547,058
Senior unsecured notes, net	1,725,662	1,722,758
Secured debt and capital leases, net	805,404	1,117,649
Accrued interest	17,987	18,471
Assumed real estate lease obligations, net	96,018	106,038
Other liabilities	228,300	189,375
Total liabilities	4,016,831	4,028,349

Total equity	3,277,188	3,199,405
Total liabilities and equity	$7,294,019	$7,227,754

(END)